Exhibit 99.1

PRESS RELEASE

DTS Reports Fourth Quarter and 2003 Financial Results

Company Posts Solid Revenue Growth and Strong Net Income Performance

Agoura Hills, Calif. – February 12, 2003 — Digital Theater Systems, Inc. (DTS) (Nasdaq: DTSI) today announced financial results for the quarter and fiscal year ended December 31, 2003.

For the fourth quarter of 2003, DTS reported total revenues of $14.9 million, an increase of 8% over $13.8 million reported in the fourth quarter of 2002, and an increase of 12% over the third quarter of 2003. Revenues in the fourth quarter of 2002 included a one-time payment of $2.4 million covering royalties earned from 2001 through September 30, 2002. Net income attributable to common stockholders was $3.3 million, or $0.20 per diluted share, compared to net income of $3.1 million, or $0.31 per diluted share, reported in the fourth quarter of 2002, and net income of $2.4 million, or $0.16 per diluted share, reported in the third quarter of 2003. Diluted weighted average shares outstanding were 16.8 million for the fourth quarter of 2003, 10.1 million for the fourth quarter of 2002, and 15.1 million for the third quarter of 2003.

Gross margins in the fourth quarter of 2003 improved to 80% from 78% in the third quarter, and operating margins increased to 34% from 30% in the third quarter, as a result of strong technology licensing activity.

For fiscal year 2003, DTS’ revenues increased 26% to $51.7 million, from $41.1 million in 2002. Net income attributable to common stockholders in 2003 was $8.7 million, or $0.80 per diluted share, as compared to $4.4 million, or $0.47 per diluted share, reported in 2002. Gross margins for fiscal year 2003 improved to 79% from 74% in 2002 and operating margins increased to 29% from 25% in the 2002. In 2003, DTS generated $9.2 million in cash from operations and ended the year with $99.4 million in cash, cash equivalents and short-term investments.

“Our financial progress in the fourth quarter concludes a strong year of revenue growth and solid operational performance for DTS,” commented Jon Kirchner, President and CEO of DTS. “We are pleased with the strength in our consumer licensing business, and are enthusiastic about the advancements we have made in the automobile, gaming, broadcast and PC markets during the year. We continue to believe that our DTS Entertainment business is helping to drive interest in and market adoption of our technology. With the introduction of key new products last year, we enhanced our position in the theatrical market, creating more opportunity for future growth.

“In the fourth quarter, our consumer licensing business increased as expected, fueled by holiday sales of DVD and home theatre products. In addition, we had encouraging sales activity in the automobile market, and continued to make progress in the PC market, where our DTS-ES 6.1 technology was incorporated for the first time in a PC product. In our DTS Entertainment business, we released several DVD-Audio titles and received eight nominations for the Surround Music Awards. In our theatrical business, we saw continued adoption of our newest products and are encouraged by growing interest in the enhanced, digital pre-show entertainment capabilities that DTS uniquely enables for our exhibitor customers.

“In summary, 2003 was an important year for DTS, during which we concluded a successful IPO and strengthened our foundation for future growth. We continue to be optimistic about the market and believe that we are well-positioned to capitalize on the range of opportunities ahead of us,” concluded Mr. Kirchner.

Conference Call Information
DTS will broadcast a conference call discussing the company’s fourth quarter and year-end results today, Thursday, February 12, 2004, starting at 5:00 p.m. Eastern Time. A live Webcast of the call will be available from the Investor Relations section of the company’s corporate website at http://phx.corporate-ir.net/phoenix.zhtml?c=142468&p=irol-IRHome. A replay of the Webcast will begin two hours after the completion of the call, and will be available through February 26, 2004. An audio replay of the call will also be available to investors beginning at 7:00 p.m. ET on February 12, 2004, through February 15, 2004, by dialing 800-405-2236 and entering the passcode 568888.

About DTS

DTS (Digital Theater Systems, Inc.) (Nasdaq: DTSI) is a digital technology company dedicated to delivering the ultimate entertainment experience. DTS decoders are in virtually every major brand of 5.1-channel surround processors, and there are more than 200 million DTS-licensed consumer electronics products available worldwide. A pioneer in multi-channel audio, DTS technology is in home theatre, car audio, PC and game console products, as well as 5.1 Music Discs, DVD-Video, DVD-Audio and DVD-ROM software. Additionally, DTS is featured on more than 20,000 motion picture screens worldwide. Founded in 1993, DTS is headquartered in Agoura Hills, California and has offices in the United Kingdom, Japan and China. For further information, please visit www.dtsonline.com .

DTS, DTS-ES and DTS Entertainment are trademarks of Digital Theater Systems, Inc.

Investor Relations Contacts: Erica Abrams or Annie Palmore the blueshirt group for DTS 415-217-7722 erica@blueshirtgroup.com annie@blueshirtgroup.com	Press Contact: Kristin Thomson Director of Public Relations DTS 818-706-3525 kthomson@dtsonline.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause DTS’ results to differ materially from historical results or those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “planned,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates” and similar words. These statements may include, among others, plans, strategies and objectives of management for future operations; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or financial or operating performance; statements of belief and any statements of assumptions underlying any of the foregoing. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to, the rapidly changing and competitive nature of the digital audio, consumer electronics and entertainment markets, the company’s inclusion in or exclusion from governmental and industry standards, customer acceptance of the company’s technology, products, services and pricing, risks related to ownership and enforcement of intellectual property, the continued release and availability of entertainment content containing DTS audio soundtracks, changes in domestic and international market and political conditions, and other risks and uncertainties more fully described in the Company’s public filings with the Securities and Exchange Commission, available at www.sec.gov. DTS assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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(TABLES TO FOLLOW )

DIGITAL THEATER SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	As of December 31,

	2002	2003

		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,907	$89,341
Short-term investments	2,144	10,048
Accounts receivable, net of allowance for doubtful accounts of $437 and $429 at December 31, 2002 and 2003, respectively	5,618	3,962
Inventories	4,646	7,552
Deferred tax assets, net	5,129	6,025
Prepaid expenses and other	729	1,846
Income tax receivable	—	660

Total current assets	20,173	119,434
Long-term investments	—	2,998
Property and equipment, net	3,099	3,092
Patents and trademarks	442	424
Deferred tax assets	2,049	1,527
Other assets	16	20

Total assets	$25,779	$127,495

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$2,638	$2,829
Accrued expenses	5,627	5,795
Income taxes payable	2,527	—

Total current liabilities	10,792	8,624
Commitments and contingencies
Mandatorily redeemable preferred stock — $0.0001 par value, 10,000,000 and no shares authorized at December 31, 2002 and 2003, respectively; 7,800,891 and no shares outstanding at December 31, 2002 and 2003, respectively	21,302	—
Stockholders’ equity (deficit):
Preferred stock — $0.0001 par value, 5,000,000 shares authorized at December 31, 2003; no shares issued and outstanding	—	—
Common stock — $0.0001 par value, 30,000,000 and 70,000,000 shares authorized at December 31, 2002 and December 31, 2003, respectively; 4,412,116 and 16,512,885 issued and outstanding at December 31, 2002 and 2003, respectively	1	2
Additional paid-in capital	(1,008)	115,512
Retained earnings (accumulated deficit)	(5,308)	3,357

Total stockholders’ equity (deficit)	(6,315)	118,871

Total liabilities, mandatorily redeemable preferred stock and stockholders’ equity (deficit)	$25,779	$127,495

DIGITAL THEATER SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,

	2002	2003	2002	2003

	(Unaudited)			(Unaudited)
Revenues:
Technology and film licensing	$11,433	$11,919	$31,906	$42,229
Product sales and other revenues	2,363	2,992	9,150	9,473

Total revenues	13,796	14,911	41,056	51,702
Cost of goods sold:
Technology and film licensing	872	1,102	3,687	4,281
Product sales and other revenues	1,433	1,838	6,949	6,751

Total cost of goods sold	2,305	2,940	10,636	11,032

Gross profit	11,491	11,971	30,420	40,670
Operating expenses:
Selling, general and administrative	4,531	5,525	16,379	20,473
Research and development	1,028	1,339	3,754	4,987

Total operating expenses	5,559	6,864	20,133	25,460

Income from operations	5,932	5,107	10,287	15,210
Interest (income) expense, net	(3)	(132)	94	(271)
Other (income) expense, net	252	72	255	214

Income before provision for income taxes	5,683	5,167	9,938	15,267
Provision for income taxes	2,103	1,834	3,688	5,368

Net income	3,580	3,333	6,250	9,899
Accretion and accrued dividends on preferred stock	(462)	—	(1,848)	(1,234)

Net income attributable to common stockholders	$3,118	$3,333	$4,402	$8,665

Net income attributable to common stockholders per common share:
Basic	$0.69	$0.22	$0.99	$0.95

Diluted	$0.31	$0.20	$0.47	$0.80

Weighted average shares used to compute net income attributable to common stockholders per common share:
Basic	4,490,527	14,919,891	4,432,408	9,166,389

Diluted	10,130,326	16,834,524	9,329,278	10,764,867